As filed with the Securities and Exchange Commission on December 21, 2009
Registration No. 333-162463

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Baker Hughes Incorporated
(Exact name of registrant as specified in its charter)

Delaware	3533	76-0207995
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)
2929 Allen Parkway, Suite 2100
Houston, Texas 77019-2118
(713) 439-8600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Alan R. Crain, Esq.
Senior Vice President and General Counsel
Baker Hughes Incorporated
2929 Allen Parkway, Suite 2100
Houston, Texas 77019-2118
(713) 439-8600
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies To:

Christine B. LaFollette, Esq. Mark Zvonkovic, Esq. Akin Gump Strauss Hauer & Feld LLP 1111 Louisiana Street, 44th Floor Houston, Texas 77002 (713) 220-5896	Margaret B. Shannon, Esq. Vice President and General Counsel BJ Services Company 4601 Westway Park Blvd. Houston, Texas 77041 (713) 462-4239	G. Michael O’Leary, Esq. Melinda Brunger, Esq. Andrews Kurth LLP 600 Travis, Suite 4200 Houston, Texas 77002 (713) 220-4200	Louis A. Goodman, Esq. Margaret R. Cohen, Esq. Skadden, Arps, Slate, Meagher & Flom LLP One Beacon Street Boston, Massachusetts 02108 (617) 573-4800

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effectiveness of this registration statement and the satisfaction or waiver of all other conditions to the closing of the merger described herein.
     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PART II
Item 20. Indemnification of Directors and Officers
Item 21. Exhibits
Item 22. Undertakings
SIGNATURES
Index to Exhibits
EX-5.1
EX-8.1
EX-8.2
EX-99.1
EX-99.2

EXPLANATORY NOTE
     The sole purpose of this Amendment No. 1 to the Registration Statement on Form S-4 of Baker Hughes Incorporated is to file exhibits to the Registration Statement not previously filed, as indicated in Item 21 of Part II. No change is made to the Joint Proxy Statement/Prospectus constituting Part I of the Registration Statement. Accordingly, this Amendment No. 1 does not include a copy of the Joint Proxy Statement/Prospectus.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20. Indemnification of Directors and Officers
     Baker Hughes’ Restated Certificate of Incorporation contains a provision that eliminates the personal liability of a director to Baker Hughes and its stockholders for monetary damages for breach of his fiduciary duty as a director to the extent currently allowed under the Delaware General Corporation Law. If a director were to breach such duty in performing his duties as a director, neither Baker Hughes nor its stockholders could, under certain circumstances, recover monetary damages from the director, and the only course of action available to Baker Hughes stockholders would be equitable remedies, such as an action to enjoin or rescind a transaction involving a breach of fiduciary duty. To the extent certain claims against directors are limited to equitable remedies, the provision in Baker Hughes’ Restated Certificate of Incorporation may reduce the likelihood of derivative litigation and may discourage stockholders or management from initiating litigation against directors for breach of their fiduciary duty. Additionally, equitable remedies may not be effective in many situations. If a stockholder’s only remedy is to enjoin the completion of the Baker Hughes board of directors’ action, this remedy would be ineffective if the stockholder does not become aware of a transaction or event until after it has been completed. In such a situation, it is possible that the stockholders and Baker Hughes would have no effective remedy against the directors. Under Baker Hughes’ Restated Certificate of Incorporation, liability for monetary damages remains for (a) any breach of the duty of loyalty to Baker Hughes or its stockholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) payment of an improper dividend or improper repurchase of Baker Hughes’ stock under Section 174 of the Delaware General Corporation Law, or (d) any transaction from which the director derived an improper personal benefit. Baker Hughes’ Restated Certificate of Incorporation further provides that in the event the Delaware General Corporation Law is amended to allow the further elimination or limitation of the liability of directors, then the liability of Baker Hughes’ directors shall be limited or eliminated to the fullest extent permitted by the amended Delaware General Corporation Law.
     Under Article III of Baker Hughes’ Restated Bylaws as currently in effect and indemnification agreements with Baker Hughes’ officers and directors (the “Indemnification Agreements”), each person who is or was a director or officer of Baker Hughes or a subsidiary of Baker Hughes, or who serves or served any other enterprise or organization at the request of Baker Hughes or a subsidiary of Baker Hughes, shall be indemnified by Baker Hughes to the full extent permitted by the Delaware General Corporation Law.
     Under such law, to the extent that such person is successful on the merits in defense of a suit or proceeding brought against him by reason of the fact that he is or was a director or officer of Baker Hughes, or serves or served any other enterprise or organization at the request of Baker Hughes, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred in connection with such action.
     Under such law, if unsuccessful in defense of a third-party civil suit or a criminal suit, or if such suit is settled, such a person shall be indemnified against both (a) expenses, including attorneys’ fees, and (b) judgments, fines and amounts paid in settlement if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of Baker Hughes, and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.
     If unsuccessful in defense of a suit brought by or in the right of Baker Hughes, or if such a suit is settled, such a person shall be indemnified under such law only against expenses (including attorneys’ fees) actually and reasonably incurred in the defense or settlement of such suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of Baker Hughes, except that if such person is adjudged to be liable to Baker Hughes, he cannot be made whole for expenses unless the court determines that he is fairly and reasonably entitled to indemnity for such expenses.
     The Indemnification Agreements provide directors and officers with specific contractual assurance that indemnification and advancement of expenses will be available to them regardless of any amendments to or revocation of the indemnification provisions of Baker Hughes’ Restated Bylaws. The Indemnification Agreements

provide for indemnification of directors and officers against both stockholder derivative claims and third-party claims. Sections 145(a) and 145(b) of the Delaware General Corporation Law, which grant corporations the power to indemnify directors and officers, specifically authorize lesser indemnification in connection with derivative claims than in connection with third-party claims.
     Delaware corporations are also authorized to obtain insurance to protect officers and directors from certain liabilities, including liabilities against which the corporation cannot indemnify its directors and officers. Baker Hughes currently has in effect a directors’ and officers’ liability insurance policy.
Item 21. Exhibits

2.1	Agreement and Plan of Merger, dated as of August 30, 2009, by and among Baker Hughes Incorporated, BSA Acquisition LLC, and BJ Services Company (attached as Annex A to the joint proxy statement/prospectus that is part of this Registration Statement) (the schedules and annexes have been omitted pursuant to Item 601(b)(2) of Regulation S-K).

3.1	Restated Certificate of Incorporation of Baker Hughes Incorporated (previously filed as Exhibit 3.1 to Quarterly Report of Baker Hughes Incorporated on Form 10-Q for the quarter ended June 30, 2007 (No. 001-09397) and incorporated herein by reference).

3.2	Restated Bylaws effective as of April 23, 2009 of Baker Hughes Incorporated (previously filed as Exhibit 3.2 to the registrant’s 2008 Form 10-K (No. 001-09397) and incorporated herein by reference).

5.1*	Opinion of Akin Gump Strauss Hauer & Feld LLP as to the legality of the securities.

8.1*	Form of Tax Opinion of Fulbright & Jaworski L.L.P.

8.2*	Form of Tax Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1*	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1).

23.2*	Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 8.1).

23.3*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.2).

23.4**	Consent of Deloitte & Touche LLP, Houston, Texas.

23.5**	Consent of Deloitte & Touche LLP, Houston, Texas.

24.1**	Powers of Attorney.

99.1*	Forms of Proxy for Holders of Baker Hughes common stock.

99.2*	Form of Proxy for Holders of BJ Services common stock.

99.3	Omitted.

99.4**	Consent of Goldman, Sachs & Co.

99.5**	Consent of Greenhill & Co.

99.6**	Consent of Merrill, Lynch, Pierce, Fenner & Smith Incorporated

99.7**	Consent of J.W. Stewart pursuant to Rule 438 under the Securities Act

99.8**	Consent of James L. Payne pursuant to Rule 438 under the Securities Act

*	Filed herewith

**	Previously filed

Item 22. Undertakings
Reg S-K, Item 512(a) Undertaking:
     The undersigned registrant hereby undertakes as follows:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
     (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
Reg S-K, Item 512(b) Undertaking:
     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Reg S-K, Item 512(g) Undertaking:
     (1) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus, which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.
     (2) The Registrant undertakes that every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Reg S-K, Item 512(h) Undertaking:
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
Form S-4, Item 22(b) Undertaking:
     The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
Form S-4, Item 22(c) Undertaking:
     The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on the 18th day of December, 2009.

BAKER HUGHES INCORPORATED
By:	/s/ PETER A. RAGAUSS
	Name:	Peter A. Ragauss
	Title:	Senior Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed on the 18th day of December, 2009, by the following persons in the capacities indicated below:

Signature	Title

*	Chairman of the Board, President and Chief Executive
(Chad C. Deaton)	Officer (principal executive officer)

/s/ PETER A. RAGAUSS	Senior Vice President and Chief Financial Officer
(Peter A. Ragauss)	(principal financial officer)

*	Vice President and Controller (principal accounting
(Alan J. Keifer)	officer)

*	Director
(Larry D. Brady)

*	Director
(Clarence P. Cazalot, Jr.)

*	Director
(Edward P. Djerejian)

*	Director
(Anthony G. Fernandes)

*	Director
(Claire W. Gargalli)

*	Director
(Pierre H. Jungels)

*	Director
(James A. Lash)

*	Director
(J. Larry Nichols)

*	Director
(H. John Riley, Jr.)

Signature	Title

*	Director
(Charles L. Watson)

* By: /s/ PETER A. RAGAUSS	Attorney-in-fact
Name: Peter A. Ragauss

Index to Exhibits

Exhibit
Number	Description

2.1	Agreement and Plan of Merger, dated as of August 30, 2009, by and among Baker Hughes Incorporated, BSA Acquisition LLC, and BJ Services Company (attached as Annex A to the joint proxy statement/prospectus that is part of this Registration Statement) (the schedules and annexes have been omitted pursuant to Item 601(b)(2) of Regulation S-K).

3.1	Restated Certificate of Incorporation of Baker Hughes Incorporated (previously filed as Exhibit 3.1 to Quarterly Report of Baker Hughes Incorporated on Form 10-Q for the quarter ended June 30, 2007 (No. 001-09397) and incorporated herein by reference).

3.2	Restated Bylaws effective as of April 23, 2009 of Baker Hughes Incorporated (previously filed as Exhibit 3.2 to the registrant’s 2008 Form 10-K (No. 001-09397) and incorporated herein by reference).

5.1*	Opinion of Akin Gump Strauss Hauer & Feld LLP as to the legality of the securities.

8.1*	Form of Tax Opinion of Fulbright & Jaworski L.L.P.

8.2*	Form of Tax Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1*	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1).

23.2*	Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 8.1).

23.3*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.2).

23.4**	Consent of Deloitte & Touche LLP, Houston, Texas.

23.5**	Consent of Deloitte & Touche LLP, Houston, Texas.

24.1**	Powers of Attorney.

99.1*	Forms of Proxy for Holders of Baker Hughes common stock.

99.2*	Form of Proxy for Holders of BJ Services common stock.

99.3	Omitted.

99.4**	Consent of Goldman, Sachs & Co.

99.5**	Consent of Greenhill & Co.

99.6**	Consent of Merrill, Lynch, Pierce, Fenner & Smith Incorporated

99.7**	Consent of J.W. Stewart pursuant to Rule 438 under the Securities Act

99.8**	Consent of James L. Payne pursuant to Rule 438 under the Securities Act

*	Filed herewith

**	Previously filed